EXHIBIT 10.2

AMENDMENT FIVE TO THE

1995 SHAREHOLDER VALUE PLAN OF

DUKE REALTY SERVICES LIMITED PARTNERSHIP

This Amendment Five to the 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership, as heretofore amended (the “Plan”), is hereby adopted this 26th day of October, 2005, by Duke Realty Services Limited Partnership (the “Partnership”).  Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WITNESSETH:

WHEREAS, the Partnership adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors or the Committee has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board of Directors has determined that no further awards will be made under the Plan from and after April 27, 2005; and

WHEREAS, the Committee has approved and authorized this Amendment Five to the Plan;

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 5.1 of the Plan, the Plan is hereby amended, effective as of the date hereof, in the following particulars:

1.  By deleting the last paragraph of Section 1.5 of the Plan and substituting there for the following:

“Effective October 30, 2002, the maximum value of the awards payable under the Plan that would have, absent amendment four to the Plan, been issued under the Plan in Company common shares shall be an amount equal to the maximum number of Company common shares that could have otherwise been issued under the Plan (which was 200,000 shares after giving effect to the two-for-one stock split on August 27, 1997) times the per share New York Stock Exchange closing price of such shares on the date such shares would have otherwise been issued.  The intent of this paragraph is to limit the value of the awards payable under the Plan after Amendment Four to the Plan to the value of the awards payable under the Plan before such Amendment.”

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Services Limited Partnership, by a duly authorized officer of its General Partner, has executed this Amendment Five to the 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership this 26th day of October, 2005.

DUKE REALTY SERVICES LIMITED PARTNERSHIP

By: DUKE REALTY CORPORATION, General Partner

By:	/S/ Dennis D. Oklak
Dennis D. Oklak
Chairman and Chief Executive Officer